    As filed with the Securities and Exchange Commission on December 4, 1998
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        ASYMETRIX LEARNING SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                           91-1276003
          ----------                                         ------------
(State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                          Identification No.)

                              110-110th Avenue NE
                          BELLEVUE, WASHINGTON  98004
                                (425) 462-0501
  (Address and Telephone Number of Registrant's Principal Executive Offices)

                          1995 COMBINED INCENTIVE AND
                         NONQUALIFIED STOCK OPTION PLAN
                           1998 EQUITY INCENTIVE PLAN
                        1998 DIRECTORS STOCK OPTION PLAN

                           (Full Title of the Plans)

                                JOHN D. ATHERLY
     VICE PRESIDENT, FINANCE AND ADMINISTRATION AND CHIEF FINANCIAL OFFICER
                        ASYMETRIX LEARNING SYSTEMS, INC.
                              110-110TH AVENUE NE
                          BELLEVUE, WASHINGTON  98004
                                (425) 462-0501
           (Name, Address and Telephone Number of Agent For Service)


                                   Copies to:

                             Mark C. Stevens, Esq.
                            Jeffrey R. Vetter, Esq.
                             Jason M. Garlick, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                              Palo Alto, CA  94306


                                                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

                                             AMOUNT            PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
                                             TO BE            OFFERING PRICE PER        AGGREGATE OFFERING       REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED       REGISTERED                SHARE                     PRICE                  FEE
Common Stock, $0.01 par value                 991,191 (1)           $6.38 (2)             $ 6,323,798.58 (2)      $1,758.02
Common Stock, $0.01 par value               4,178,635 (3)           $5.03 (4)             $21,018,534.05          $5,843.15
Common Stock, $0.01 par value                  14,573 (5)           $0.91 (6)             $    13,261.43          $    3.69
-------------------------------------------------------------------------------------------------------------------------------

(1) Shares available for grant as of December 2, 1998 under the 1998 Equity Incentive Plan and 1998 Directors Stock Option Plan.

(2) Estimated as of December 2, 1998 pursuant to Rule 457(a) solely for the purpose of calculating the registration fee.

(3) Shares subject to outstanding options as of December 2, 1998 under the Company's 1995 Combined Incentive and Nonqualified Stock Option Plan, 1998 Equity Incentive Plan and 1998 Directors Stock Option Plan.

(4) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1).

(5) Shares subject to an outstanding option granted outside of the 1995 Combined Incentive and Nonqualified Stock Option Plan on September 11, 1997.

(6) Exercise price of such outstanding option pursuant to Rule 457(h)(1).

                       ASYMETRIX LEARNING SYSTEMS, INC.
                      REGISTRATION STATEMENT ON FORM S-8
                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
------   ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's prospectus originally filed April 1, 1998 and declared effective June 12, 1998 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements of the Registrant for the years ended December 31, 1996 and 1997.

     (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A originally filed on May 19, 1998 and declared effective June 12, 1988 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 filed pursuant to Section 13(a) of the Exchange Act.

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 filed pursuant to Section 13(a) of the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
-------  -------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
------   --------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.
------   ---------------------------------------------------------------------

         As permitted by the Delaware General Corporation Law (the "DGCL"), the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

     As permitted by the DGCL, the Registrant's Bylaws provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to certain very limited exceptions, (ii) the Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its Amended and Restated Certificate of Incorporation, its Bylaws or agreements,
(iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain very limited exceptions and (iv) the rights conferred in the Bylaws are not exclusive.

     Registrant has entered into Indemnification Agreements with each of its current directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Amended and Restated Certificate of Incorporation and Bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
------   -----------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
------   --------

      4.01 Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.04 of the Registrant's Registration Statement on Form S-1, Registration No. 333-49037 originally filed with the Commission on April 1, 1998 and declared effective June 12, 1998 (the "Form S-1")).

      4.02    Registrant's Bylaws (incorporated herein by reference to Exhibit
              3.06 of the Form S-1).

      4.03 Registrant's 1995 Combined Incentive and Nonqualified Stock Option Plan and related documents (incorporated herein by reference to Exhibit 10.03 of the Form S-1).

      4.04 Registrant's 1998 Directors Stock Option Plan and related documents (incorporated herein by reference to Exhibit 10.05 of the Form S-1).

      4.05 Registrant's 1998 Equity Incentive Plan and related documents (incorporated herein by reference to Exhibit 10.06 of the Form S-1).

      4.06 Stock Option Agreement, dated September 11, 1997, by and between the Registrant and Leo Lucas.

      5.01    Opinion of Fenwick & West LLP.

      23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).

      23.02   Consent of Ernst & Young LLP.

      23.03   Consent of Arthur Andersen LLP.

      23.04   Consent of KPMG Peat Marwick LLP.

      23.05   Consent of KPMG Peat Marwick LLP.

      24.01   Power of Attorney (see page 5).


Item 9.  UNDERTAKINGS.
------   ------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) above do not
          --------  -------
apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                          ---------
thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on this 2nd day of December, 1998.

                                     ASYMETRIX LEARNING SYSTEMS, INC.

                                     By: /s/ James A. Billmaier
                                         ______________________
                                         James A. Billmaier
                                         Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James A. Billmaier and John D. Atherly, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          NAME                                 TITLE                                    DATE
          ----                                 -----                                    ----
Principal Executive Officer:

/s/ James A. Billmaier               Chief Executive Officer and                  December 2, 1998
----------------------               Director
James A. Billmaier

PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER:

/s/ John D. Atherly                  Vice President, Finance and                  December 2, 1998
-------------------                  Administration and Chief Financial Officer
John D. Atherly

ADDITIONAL DIRECTORS:

/s/ Berte Kolde                      Chairman of the Board                        December 2, 1998
---------------
Berte Kolde

/s/ Paul G. Allen                    Director                                     December 2, 1998
-----------------
Paul G. Allen


/s/ Shelley Harrison                  Director                                    December 2, 1998
------------------------
Shelley Harrison, Ph. D.

/s/ Kevin Oakes                       President and Director                      December 2, 1998
---------------
Kevin Oakes

/s/ Ron Posner                        Director                                    December 2, 1998
--------------
Ron Posner

/s/ Gary Rieschel                     Director                                    December 2, 1998
-----------------
Gary Rieschel

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.               Description
----------                -----------
   4.01       Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.04 of the Form S-1).

   4.02       Registrant's Bylaws (incorporated herein by reference to Exhibit
              3.06 of the Form S-1).

   4.03       Registrant's 1995 Combined Incentive and Nonqualified Stock Option
              Plan and related documents (incorporated herein by reference to Exhibit 10.03 of the Form S-1).

   4.04 Registrant's 1998 Directors Stock Option Plan and related documents (incorporated herein by reference to Exhibit 10.05 of the Form S-1).

   4.05       Registrant's 1998 Equity Incentive Plan and related documents
              (incorporated herein by reference to Exhibit 10.06 of the Form
              S-1).

   4.06 Stock Option Agreement, dated September 11, 1997, by and between the Registrant and Leo Lucas.

   5.01       Opinion of Fenwick & West LLP.

   23.01      Consent of Fenwick & West LLP (included in Exhibit 5.01).

   23.02      Consent of Ernst & Young LLP.

   23.03      Consent of Arthur Andersen LLP.

   23.04      Consent of KPMG Peat Marwick LLP.

   23.05      Consent of KPMG Peat Marwick LLP.

   24.01      Power of Attorney (see page 5).